Exhibit 99.2

Grid Dynamics Announces Pricing of Public Offering

September 7, 2022

SAN RAMON, Calif.-- Grid Dynamics Holdings, Inc. (NASDAQ:GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced the pricing of an underwritten public offering of 5,714,286 shares of its common stock at a price to the public of $17.50 per share. Closing of the offering is expected to occur on September 12, 2022, subject to customary closing conditions. In addition, Grid Dynamics granted the underwriters a 30-day option to purchase up to 857,142 additional shares of its common stock.

J.P. Morgan Securities LLC and William Blair & Company, L.L.C. are acting as joint book-running managers for the offering. Needham & Company, LLC and Cantor Fitzgerald & Co. are acting as co-managers for the offering.

The offering of the shares will be made only by means of a prospectus supplement and related base prospectus. Copies of the prospectus supplement and related base prospectus may be obtained, when available, from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204 or by email at prospectus-eq_fi@jpmchase.com or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

The shares are being offered by Grid Dynamics pursuant to a shelf registration statement on Form S-3 (File No. 333-255732), which became effective on May 13, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Grid Dynamics

Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, Mexico, UK, Netherlands, Switzerland, India, and Central and Eastern Europe.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Grid Dynamics intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, statements about the closing of the offering. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Grid Dynamic’s control and which could materially affect actual results, performances or achievements. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Grid Dynamic’s quarterly report on Form 10-Q for the three months ended June 30, 2022, and in other periodic filings Grid Dynamics makes with the Securities and Exchange Commission.

Contacts

Grid Dynamics Investor Relations:

investorrelations@griddynamics.com